SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-50962 (Commission File Number)	59-3764686 (I.R.S. Employer Identification No.)

505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On July 30, 2010, Carl W. Insel resigned his position as Executive Vice President-Commercial/Retail Sales from Atlantic Coast Bank (the “Bank”), the subsidiary of Atlantic Coast Federal Corporation (the “Company”). The effective date of Mr. Insel’s resignation is August 13, 2010.

    Mr. Insel served as Executive Vice President-Commercial/Retail Sales since May 2009. He previously served as Executive Vice President-Commercial Lending beginning in September 2007 and served as Market President of Florida from December 2006 until September 2007.  Prior to that Mr. Insel served as Executive Vice President beginning in October 2004.

Item 8.01. Other Events.

    On August 2, 2010, the Boards of Directors of the Company, Atlantic Coast Federal, MHC (“the Mutual Holding Company”), Atlantic Coast Financial Corporation and the Bank each amended the Plan of Conversion and Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a stock holding company structure. The Plan was amended to remove references to the supplemental offering.  The Amended and Restated Plan is filed as Exhibit 2.0 to this Form 8-K which is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits: 2.0
Amended and Restated Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC (Incorporated by reference to Exhibit 2 to the Registration Statement on Form S-1, filed by Atlantic Coast Financial Corporation with the Securities and Exchange Commission on August 3, 2010 (File No. 333-167632).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date: August 5, 2010	By: /s/ Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)